UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2012

Whitestone REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34855	76-0594970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner, Suite 500 Houston, TX	77063
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-9595
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 9, 2012, Whitestone REIT, a Maryland real estate investment trust (the “Company”), filed with the Securities and Exchange Commission a prospectus supplement covering the issuance of up to 786,191 of the Company's common shares of beneficial interest, par value $0.001 per share, (the “Common Shares”) to certain holders of units of limited partnership interest (“OP Units”) in Whitestone REIT Operating Partnership, L.P. (the “Operating Partnership”). The OP Units may be issued to the extent that OP Unit holders tender their OP Units for redemption in accordance with the terms of the limited partnership agreement of the Operating Partnership and the Company elects, in its sole discretion, to issue Common Shares to the tendering OP Unit holders. The prospectus supplement supplements a base prospectus, dated July 25, 2012, relating to the Company's effective shelf registration statement on Form S-3 (File No. 333-182667).

The Company is filing this Current Report on Form 8-K to provide legal opinions of its counsel, Venable LLP, regarding the legality of the Common Shares covered by the prospectus supplement, and Bass, Berry & Sims PLC, regarding certain tax matters related to the Common Shares covered by the prospectus supplement, which opinions are attached hereto as Exhibits 5.1 and 8.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Venable LLP regarding the legality of shares
8.1	Opinion of Bass, Berry & Sims PLC regarding certain tax matters
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT

Date: October 9, 2012	By:	/s/ David K. Holeman
David K. Holeman
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Venable LLP regarding the legality of shares
8.1	Opinion of Bass, Berry & Sims PLC regarding certain tax matters
23.1	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 8.1)